UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

1.01         GTSI’s Board of Directors (the “Board”) approved on April 28, 2006, the following bonus payments, short term incentive program, and severance agreements for GTSI’s named executive officers, and other officers, in an effort to promote retention and performance in 2006 and beyond:

A. Bonus Payment: The Board approved a first quarter 2006 cash bonus to promote retention and performance for the following named executive officers:

(1) James J. Leto, CEO and President will be paid $80,000 for his efforts during the first quarter 2006 to enhance the Company’s financial condition;

(2) Thomas A. Mutryn, CFO will be paid $28,500 for his efforts during the first quarter 2006 to enhance the Company’s financial condition;

(3) Scott W. Friedlander, Executive Vice President, Sales, will be paid $29,500 for his sales leadership efforts during the first quarter 2006;

(4) Scot T. Edwards, Chief Marketing Officer & Vice President, will be paid $ 19,500 for his efforts during the first quarter 2006 regarding marketing and other significant corporate matters; and

(5) Robert Mitchell, Group Vice President, IT & Operations, will be paid $12,250 for his efforts during the first quarter 2006 regarding corporate supply chain and IT matters.

Pursuant to similar arrangements, GTSI is providing bonuses to promote retention and performance to all other eligible employees, including officers not named above, for the first quarter of 2006.

B. Short Term Incentive Program. The Board also approved a Short Term Incentive Program to encourage efforts in enhancing the Company’s financial performance and shareholder value. The program will be funded with an amount equal to 10% of the Company’s earnings before taxes, if any, for the year ending December 31, 2006. If the program is funded, monetary awards will be made to GTSI’s above mentioned named executive officers if such officers are employed by GTSI at the time of any payout. In addition, monetary payments will also be made to other eligible GTSI officers and certain other key employees subject to specified terms and conditions. It is expected that in total approximately twenty-five officers and other key employees will participate in the program. The amount of payout, if any, under this Short Term Incentive Program is not determinable at this time because it is dependent upon the Company having earnings before taxes for the year ending December 31, 2006. The Company will provide the definitive agreement as an exhibit to a subsequent current report on Form 8-K once it has been finalized.

C. Severance Agreement. The Board approved severance payments consisting of six months of base salary, if terminated without cause, as set out in the agreement for Messrs. Mutryn,

Friedlander, Edwards, and Mitchell. The form of this agreement is attached to this current report on Form 8-K as Exhibit 99.

D. Change of Control. The Board also approved an amendment to an existing change control agreement with Mr. Mitchell. The amendment changes the compensation in case of a change of control event, as defined in the Agreement, from nine months total targeted compensation (“TTC”) to fifteen months TTC, in consideration of his previous promotion from vice-president to group vice-president.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

99   Form of Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Thomas A. Mutryn
Thomas A. Mutryn Senior Vice President and CFO

Date:  May 4, 2006